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                                                                    EXHIBIT 99.1

             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
             -------------------------------------------------------

                     MORGAN STANLEY INSTITUTIONAL FUND TRUST
                     ---------------------------------------

         THIS AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST made at One Tower Bridge, West Conshohocken, Pennsylvania on the 26th day of July, 2001 by the Trustees hereunder and the holders of shares of beneficial interest issued hereunder and to be issued hereunder as hereinafter provided:

         WITNESSETH that

         WHEREAS, the Agreement and Declaration of Trust has been amended and restated by the Trustees pursuant to Section 12.7 of the Agreement and Declaration of Trust as approved by the Trustees and as set forth herein.

         WHEREAS, this Trust has been formed to carry on the business of an investment company; and the Trustees and any successor Trustees elected in accordance with Article IV hereof have agreed to manage all property coming into their hands as Trustees of a Pennsylvania business trust in accordance with the provisions hereinafter set forth.

         NOW, THEREFORE, the Trustees hereby direct that this Amended and Restated Agreement and Declaration of Trust be filed with the Department of State of the Commonwealth of Pennsylvania and do hereby declare that they will hold all cash, securities and other assets, which they may from time to time acquire in any manner as Trustees hereunder IN TRUST, to manage and dispose of the same upon the following terms and conditions for the pro rata benefit of the holders from time to time of Shares in this Trust as hereinafter set forth.

                                    ARTICLE I

                              Name and Definitions

         Section 1. Name. This Trust shall be known as "Morgan Stanley
         ---------  ----
Institutional Fund Trust" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

         Section 2. Definitions. Whenever used herein, unless otherwise required
         ---------  -----------
by the context or specifically provided:

                    (a) "Trust" refers to the Pennsylvania business trust established by this Agreement and Declaration of Trust, as amended from time to time;

                    (b) "Trustees" refer to the Trustees of the Trust elected in accordance with Article IV hereof;

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                    (c) "Shares" means the equal proportionate units of interest into which the beneficial interest in the Trust or in the Trust property belonging to any Series of the Trust (as the context may require) shall be divided from time to time and includes fractional as well as whole Shares;

                    (d) "Shareholder" means a record owner of Shares;

                    (e) "1940 Act" refers to the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time;

                    (f) The terms "Commission" and "principal underwriter" shall have the meanings given them in the 1940 Act;

                    (g) "Declaration of Trust" shall mean this Agreement and Declaration of Trust, as amended or restated from time to time;

                    (h) "Bylaws" shall mean the Bylaws of the Trust as amended from time to time;

                    (i) "Series Company" refers to the form of registered open-end investment company described in Section 18(f) (2) of the 1940 Act or in any successor statutory provision;

                    (j) "Series" refers to Series of Shares established and designated under or in accordance with the provisions of Article III hereof; and

                    (k) "Majority Shareholder Vote" shall have the same meaning as "vote of a majority of the outstanding voting securities" as that phrase is defined in the 1940 Act, except that such term may be used herein with respect to the Shares of the Trust as a whole or the Shares of a particular Series, as the context may require.

                                   ARTICLE II

                             Preliminary Provisions

         Section 1. Business Trust. The Trust will be a business trust created
         ---------  --------------
under the laws of the Commonwealth of Pennsylvania and existing subject to Chapter 95 of Title 15 of the Pennsylvania Consolidated Statutes (15 Pa.C.S.).

         Section 2. Purpose. The purpose of the Trust is to provide investors a
         ---------  -------
managed investment primarily in securities, debt instruments and other instruments and rights of a financial character.

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         Section 3. Registered Office. The initial registered office of the
         ---------  -----------------
Trust in the Commonwealth of Pennsylvania shall be at the following address:

         One Tower Bridge, West Conshohocken, Montgomery County, Pennsylvania

         Section 4. Duration. Unless the Trust shall be terminated in accordance
         ---------  --------
with Article VIII, Section 4, the period of its duration shall be perpetual.

                                   ARTICLE III

                                     Shares

         Section 1. Division of Beneficial Interest. The beneficial interest in
         ---------  -------------------------------
the Trust shall at all times be divided into an unlimited number of Shares, without par value. Subject to the provisions of Section 6 of this Article III, each Share shall have voting rights as provided in Article V hereof, and holders of the Shares of any Series shall be entitled to receive dividends, when and as declared with respect thereto in the manner provided in Article VI, Section l hereof. No Share shall have any priority or preference over any other Share of the same Series with respect to dividends or distributions upon termination of the Trust or of such Series made pursuant to Article VIII, Section 4 thereof. All dividends and distributions shall be made ratably among all Shareholders of a particular Series from the assets belonging to such Series according to the number of Shares of such Series held of record by such Shareholders on the record date for any dividend or on the date of termination, as the case may be. All Shares issued hereunder, including any Shares issued in payment of dividends or other distributions or in connection with any split of Shares, shall be fully paid and non-assessable. The Trustees may from time to time divide or combine the Shares of any particular Series into a greater or lesser number of Shares of that Series without thereby changing the proportionate beneficial interest of the Shares of that Series in the assets belonging to that Series or in any way affecting the rights of Shares of any other Series. Shares of the Trust or of any Series may be issued in two or more classes, as the Trustees may, without Shareholder approval, authorize, and Shares of any class shall be identical to those of any other class of the Trust or such Series except that, if the Trustees have authorized the issuance of Shares of any particular Series in two or more classes, then such classes may, consistent with the 1940 Act, or pursuant to any exemptive order issued by the Commission and other applicable law, have such variations as to dividends, redemption, conversion, voting rights, net asset value, expenses borne by the class, and other matters as the Trustees shall have determined.

         Section 2. Ownership of Shares. The ownership of Shares shall be
         ---------  -------------------
recorded on the books of the Trust or a transfer agent or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the transfer of Shares of each Series and similar matters. The record books of the Trust as kept by the Trust shall be

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conclusive as to whom are the Shareholders of each Series or class and as to the number of Shares of each series or class held from time to time by each.

         Section 3. Investments in the Trust. The Trustees shall accept
         ---------  ------------------------
investments in the Trust from such persons and on such terms and for such consideration as they from time to time authorize.

         Section 4. Status of Shares and Limitation of Personal Liability.
         ---------  -----------------------------------------------------
Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but entitles such representative only to the rights of said deceased Shareholder under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholders, except as specifically provided herein to call upon any Shareholders for the payment of any sum of money or assessment whatsoever other than such as the shareholder may at any time personally agree to pay. As provided by 15 Pa.C.S. ss. 9506(a) (relating to liability of trustees and beneficiaries) a Shareholder, as such, shall not be personally liable for any act, omission or obligation of the Trustees or of the Trust.

         Section 5. Power of Trustees to Change Provisions Relating to Shares.
         ---------  ---------------------------------------------------------
Notwithstanding any other provisions of this Declaration of Trust and without limiting the power of the Trustees to amend the Declaration of Trust as provided elsewhere herein, the Trustees shall have the power to amend this Declaration of Trust, at any time and from time to time, in such manner as the Trustees may determine in their sole discretion, without the need for Shareholder action, so as to add to, delete, replace or otherwise modify any provisions relating to the Shares contained in this Declaration of Trust for the purpose of responding to or complying with any regulations, orders, rulings or interpretations of any governmental agency or any laws, now or hereafter applicable to the Trust. The establishment and designation of any class or Series of Shares shall be effective upon the adoption of a resolution by a majority of the Trustees setting forth such establishment and designation and the relative rights and preferences of the Shares of such class or Series. At any time, if no Shares are outstanding of a particular class or Series previously so established and designated, the Trustees may by majority vote abolish such class or Series and said establishment and designation thereof.

         Without limiting the generality of the foregoing, the Trustees may, for the above-stated purposes, amend the Declaration of Trust to:

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                  (a) Create one or more Series or classes of Shares (in
addition to any Series or classes already existing or otherwise) with such rights and preferences and such eligibility requirements for investment therein as the Trustees shall determine and reclassify any or all outstanding Shares as Shares of particular Series or classes in accordance with such eligibility requirements;

                  (b) Amend any of the provisions set forth in paragraphs (a) through (i) of Section 6 of this Article III;

                  (c) Combine one or more Series or classes of Shares into a single Series or class on such terms and conditions as the Trustees shall determine;

                  (d) Change or eliminate any eligibility requirements for investment in Shares of any Series or class, including without limitation the power to provide for the issue of Shares of any Series or class in connection with any merger or consolidation of the Trust with another trust or company or any acquisition by the Trust of part or all of the assets of another trust or company;

                  (e) Change the designation of any Series or class of Shares;

                  (f) Change the method of allocating dividends among the various Series and classes of Shares;

                  (g) Allocate any specific assets or liabilities of the Trust or any specific items of income or expense of the Trust to one or more Series or classes of Shares;

                  (h) Specifically allocate assets to any or all Series or classes of Shares or create one or more additional Series or classes of Shares which are preferred over all other Series or classes of Shares in respect of assets specifically allocated thereto or any dividends paid by the Trust with respect to any net income, however determined, earned from the investment and reinvestment of any assets so allocated or otherwise provide for any special voting or other rights with respect to such Series or classes.

         Section 6. Establishment and Designation of Series. Shares of each
         ---------  ---------------------------------------
Series established in this Section 6 shall have the following relative rights and preferences:

                  (a) Assets belonging to Series. All consideration received by
                      --------------------------
the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, and all income, earnings, profits, and proceeds thereof from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits and proceeds thereof from whatever source derived, including, without limitation, any proceeds derived from the sale,

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exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets belonging to" that Series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as belonging to any particular Series (collectively "General Assets"), the Trustees shall allocate such General Assets to, between or among any one or more of the Series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable, and any General Asset so allocated to a particular Series shall belong to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

                  (b) Liabilities Belonging to Series. The assets belonging to
                      -------------------------------
each particular Series shall be charged solely with the liabilities of the Trust in respect to that Series, expenses, costs, charges and reserves attributable to that Series, and any general liabilities of the Trust which are not readily identifiable as belonging to any particular Series but which are allocated and charged by the Trustees to and among any one or more of the Series established and designated from time to time in a manner and on such basis equitable. The liabilities, expenses, costs, charges, and reserves so charged to a Series, herein referred to as liabilities, expenses, costs, charges and reserves by the Trustees, shall be conclusive and binding upon the holders of all Series for all purposes.

                  (c) Dividends, Distributions, Redemptions and Repurchases.
                      -----------------------------------------------------
Notwithstanding any other provisions of this Declaration, including, without limitation, Article VI, no dividend or distribution (including, without limitation, any distribution paid upon termination of the Trust or of any Series) with respect to, nor any redemption or repurchase of, the Shares of any Series shall be effected by the Trust other than from the assets belonging to such Series, nor shall any shareholder of any particular Series otherwise have any right or claim against the assets belonging to any other Series except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series.

                  (d) Voting. Notwithstanding any of the other provisions of
                      ------
this Declaration, including, without limitation, Section l of Article V, the Shareholders of any particular Series shall not be entitled to vote on any matters as to which such Series is not affected. On any matters submitted to a vote of Shareholders, all Shares of the Trust then entitled to vote shall be voted by individual Series, unless otherwise required by the 1940 Act or other applicable law.

                  (e) Equality. All the Shares of each particular Series shall
                      --------
represent an equal proportionate interest in the assets belonging to that Series (subject to the liabilities belonging to that Series), and each Share of any particular Series shall be equal to each other Share of that Series.

                  (f) Fractions. Any fractional Share of a Series shall carry
                      ---------
proportionately all the rights and obligations of a whole share of that Series, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Trust.

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                  (g) Conversion or Exchange Privilege. The Trustees shall have
                      --------------------------------
the authority to provide that the holders of Shares of any Series shall have the right to convert or exchange said Shares for Shares of one or more other Series of Shares in accordance with such requirements and procedures as may be established by the Trustees.

                  (h) Combination of Series. The Trustees shall have the
                      ---------------------
authority, without the approval of the Shareholders of any Series unless otherwise required by applicable law, to combine the assets and liabilities belonging to any two or more Series into assets and liabilities belonging to a single series or class.

                  (i) Elimination of Series. At any time that there are no
                      ---------------------
Shares outstanding of any particular Series previously established and designated, the Trustees may amend this Declaration of Trust to abolish that Series and to rescind the establishment and designation thereof, such amendment to be effected in the manner provided in Section 5 of this Article III.

         Section 7. Indemnification of Shareholders. In case any Shareholder or
         ---------  -------------------------------
former Shareholder shall be held to be personally liable solely by reason of his or her being or having been a Shareholder of the Trust or of a particular Series and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the Series of which he is a Shareholder or former shareholder to be held harmless from and indemnified against all loss and expense arising from such liability.

         Section 8. No Preemptive Rights. Shareholders shall have no preemptive
         ---------  --------------------
or other right to subscribe to any additional Shares or other securities issued by the Trust, except as otherwise provided herein or as the Trustees in their sole discretion shall have determined by resolution.

                                   ARTICLE IV

                                  The Trustees

         Section 1. Election and Tenure. The Trustees may fix the number of
         ---------  -------------------
Trustees, fill vacancies in the Trustees, including vacancies arising from an increase in the number of Trustees, or remove Trustees with or without cause. Each Trustee shall be a natural person and may, but need not, be a Shareholder. Each Trustee shall serve during the continued lifetime of the Trust until he or she dies, resigns or is removed, or, if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his or her successor. Any Trustee may resign at any time by written instrument signed by him or her and delivered to any officer of the Trust or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no

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Trustee removed shall have any right to any compensation for any period following his resignation or removal, or any right to damages on account of such removal. The Shareholders may fix the number of Trustees and elect Trustees at any meeting of shareholders called by the Trustees for that purpose and to the extent required by applicable law, including paragraphs (a) and (b) of Section 16 of the 1940 Act. In case of the declination, death, resignation, retirement, removal, incapacity, or inability of any of the Trustees, or in case a vacancy shall exist by reason of an increase in number, or for any other reason, the remaining Trustees shall fill such vacancy by appointing such other person as they in their discretion shall see fit consistent with the 1940 Act; such power of appointment is subject to the provisions of Section 16(a) of the 1940 Act. Until any such vacancy is filled as provided in this Section 1, the Trustees then in office shall, regardless of their number, have all powers granted to and discharge all duties imposed on the Trustees hereby. Such appointment shall be evidenced by a written instrument signed by a majority of the Trustees in office, even though less than a quorum, or by recording in the records of the Trust, and shall take effect upon such signing or recording and the acceptance of such appointment by the Trustee so appointed. An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees.

         Section 2. Effect of Death, Resignation, etc. of a Trustee. The death,
         ---------  -----------------------------------------------
declination, resignation, retirement, removal, or incapacity of the Trustees, or any of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

         Section 3. Powers. Subject to the provisions of this Declaration of
         ---------  ------
Trust, the Trustees shall manage the business of the Trust as an investment company, and they shall have all powers necessary and convenient to carry out that responsibility including the power to engage in securities transactions of all kinds on behalf of the Trust. Without limiting the foregoing, the Trustees may adopt Bylaws not inconsistent with this Declaration of Trust providing for the regulation and management of the affairs of the Trust and may amend and repeal them to the extent that such Bylaws do not reserve that right to the shareholders; they may fill vacancies in or remove from their number (including any vacancies created by an increase in the number of Trustees); they may remove from their number with or without cause; they may elect and remove such officers and appoint and terminate such agents as they consider appropriate; they may appoint from their own number and terminate one or more committees consisting of two or more Trustees which may exercise the powers and authority of the Trustees to the extent that the Trustees determine; they may employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank, retain a transfer agent or a shareholder servicing agent, or both, provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise, set record dates for the determination of Shareholders with respect to various matters, and in general

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delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian or underwriter.

         Without limiting the foregoing, the Trustees shall have power and authority:

                  (a) To invest and reinvest cash, and to hold cash uninvested;

                  (b) To sell, exchange, lend, pledge, mortgage, hypothecate, lease, or write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust;

                  (c) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

                  (d) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

                  (e) To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise;

                  (f) To establish separate and distinct Series of Shares with separately defined investment objectives, policies and purposes, and with separately defined relative powers, rights, privileges and liabilities, and to allocate assets, liabilities and expenses of the Trust to a particular Series of Shares or to apportion the same among two or more Series, provided that any liability or expense determined by the Trustees to have been incurred by a particular Series of Shares shall be payable solely out of the assets of that Series and to establish separate classes of Shares of each Series, all in accordance with Article III hereof;

                  (g) To consent to or participate in any plan for the reorganization, consolidation, merger or division of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

                  (h) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

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                  (i) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes;

                  (j) To enter into joint ventures, general or limited partnerships, limited liability companies and any other combinations or associations;

                  (k)      To borrow funds or other property;

                  (l) To endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust property or any part thereof to secure any or all of such obligations;

                  (m) To purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the business, including without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, principal underwriters, or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Trustee, officer, employee, agent, investment adviser, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against liability;

                  (n) To pay pensions as deemed appropriate by the Trustees and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

                  (o) To establish, from time to time, a minimum total investment for Shareholders, and to require the redemption of the Shares of any Shareholders whose investment is less than such minimum upon giving notice to such Shareholder;

                  (p) To enter into contracts of any kind and description;

                  (q) To name, or to change the name or designation of the Trust or any Series or class of the Trust, as permitted by any applicable Federal, state or local law;

                  (r) To take whatever action may be necessary to enable the Trust to comply with any applicable Federal, state or local statute, rule or regulation; and

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                  (s) To engage in any other lawful act or activity in which corporations organized under the Pennsylvania Business Corporation Law may engage.

         The Trustees shall not in any way be bound or limited by any present or future law or custom in regard to investments by Trustees. The Trustees shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

         Section 4. Manner of Acting. Except as otherwise provided herein or
         ---------  ----------------
from time to time in the Bylaws, any action to be taken by the Trustees, or a committee thereof, may be taken by a majority of the Trustees present at a meeting of Trustees, or of the committee members present at a meeting of such committee (if in either case a quorum is present), within or without Pennsylvania, including any meeting held by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can communicate with each other simultaneously or by written consent of a majority of the Trustees or members of such committee, then in office. At any meeting of the Trustees, or a committee thereof, a majority of the Trustees or members of such committee, as the case may be, shall constitute a quorum. If a quorum is present when a duly called or held meeting is convened, the Trustees present thereat may, following the withdrawal of one or more Trustees originally present, continue to transact business until adjournment thereof, even though such Trustees would not otherwise constitute a quorum. Meetings of the Trustees, or a committee thereof, may be called orally or in writing by the Chairman of the Trustees or of such committee or by any two other Trustees or committee members, as the case may be. Notice of the time, date and place of all meetings of the Trustees, or a committee thereof, shall be given to each Trustee or committee member as provided in the Bylaws.

         Notice of any meeting need not be given to any Trustee (or committee member) who attends that meeting without objecting to the lack of notice or who executes a written waiver of notice with respect to the meeting. Subject to the requirements of the 1940 Act, the Trustees by majority vote may delegate to any one of their number the authority to approve particular matters or take particular actions on behalf of the Trust.

         Section 5. Payment of Expenses by the Trust. The Trustees are
         ---------  --------------------------------
authorized to pay or cause to be paid out of the principal or income of the Trust, or partly out of principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including but not limited to, the Trustees' compensation, as authorized pursuant to Article VII, Section 1 hereof, and reimbursement for expenses and disbursements, and such expenses and charges for the services of the Trust's officers, employees, investment adviser or manager, principal underwriter, auditor, counsel, custodian, transfer agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur, provided, however, that all expenses, fees, charges, taxes and liabilities incurred or arising in connection with a particular Series of Shares or class as determined by the Trustees consistent with applicable law, shall be payable solely out of the assets of that Series or class. Any general liabilities, expenses, costs, charges or reserves of the

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Trust which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees between or among any one or more of the Series in such manner as the Trustees in their sole discretion deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes. Any creditor of any Series may look only to the assets of that Series to satisfy such creditor's debt.

         Section 6. Payment of Expenses by Shareholders. The Trustees shall have
         ---------  -----------------------------------
the power, as frequently as they may determine, to cause each Shareholder, or each Shareholder of any particular Series, to pay directly, in advance or arrears, for charges of the Trust's custodian or transfer, shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

         Section 7. Ownership of Assets of the Trust. Title to all of the assets
         ---------  --------------------------------
of the Trust shall at all times be considered as vested in the Trustees as joint tenants. The right, title and interest of the Trustees in such assets shall vest automatically in each person who may hereafter become a Trustee, and upon any Trustees' death, resignation or removal, such Trustee shall automatically cease to have any right, title or interest in such assets. Vesting and cessation of title as set forth in this Section 7 shall be effective notwithstanding the absence of execution and delivery of any conveyancing documents.

         Section 8. Management and Distribution Contracts. Subject to such
         ---------  -------------------------------------
requirements and restrictions as may be set forth in the Bylaws, the Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory and/or management services for the Trust or for any Series thereof with any corporation, trust, association or other organization (the "Manager"); and any such contract may contain such other terms as the Trustees may determine, including without limitation, authority for the Manager to make changes in the Trust's investments and to determine from time to time without prior consultation with the Trustees what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust or any Series thereof shall be held uninvested and to make changes in the investments of the Trust or any Series thereof. The Trustees may also, at any time and from time to time, contract with any corporation, trust, association or other organization, and appoint it exclusive or nonexclusive distributor or principal underwriter for the Shares. Every such contract shall comply with such requirements and restrictions as may be set forth in the Bylaws, and any such contract may contain such other terms as the Trustees may determine.

         The fact that:

                  (i) any of the shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter, distributor or affiliate or agent of or for any corporation, trust, association, or other organization, or of or for any parent or affiliate of any organization, with which an advisory or management contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other agency contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that

                  (ii) any corporation, trust, association or other organization with which an advisory or management contract or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other agency contract may have been or may hereafter be made also has an advisory or management contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other agency contract with one or more other corporations, trusts, associations, or other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.

                                    ARTICLE V

                    Shareholders' Voting Powers and Meetings

         Section 1. Voting Powers. The Shareholders shall have power to vote
         ---------  -------------
only (i) for the election of Trustees as provided in Article IV, Section 1, (ii) with respect to any manager as provided in Article IV, Section 8, (iii) with respect to any amendment of this Declaration of Trust to the extent and as provided in Article VIII, Section 9, (iv) to the same extent as the stockholders of a Pennsylvania business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, (v) with respect to the termination of the Trust or any Series to the extent and as provided in Article VIII, Section 4, (vi) with respect to any merger, consolidation, sale of assets, or incorporation of the Trust or any Series to the extent and as provided in Article VIII, Sections 6 and 7, hereof, and (vii) with respect to such additional matters relating to the Trust as may be required by this Declaration of Trust, the Bylaws or any registration of the Trust with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. At any time when no Shares of a Series are outstanding, the Trustees may exercise all rights of Shareholders of that Series with respect to matters affecting that Series and may, with respect to that Series, take any action required by law, this Declaration of Trust or the Bylaws to be taken by the Shareholders.

         Section 2. Voting Power and Meetings. Meetings of the Shareholders may
         ---------  -------------------------
be called by the Trustees for the purpose of electing Trustees as provided in
Article IV, Section 1 and for such other purposes as may be prescribed by law, this Declaration of Trust or the Bylaws. Meetings of the Shareholders may also be called by the Trustees from time to time for the purpose of taking action upon any other matter deemed by the Trustees to be necessary or desirable. A meeting of Shareholders may be held at any place designated by the Trustees.

         Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by mailing such notice at least seven days before such meeting, first class postage prepaid, stating the time and place of the meeting, to each Shareholder at the Shareholder's address as it appears on the records of the Trust. If the Trustees give notice by mail of any regular or special meeting of the Shareholders (or any other notice required by law or this Declaration of Trust or the Bylaws to be given to all Shareholders or to all Shareholders of one or more Series) at least 20 days prior to the day named for the meeting or any Trust or Shareholder action specified in the notice they may use any class of postpaid mail. Whenever notice of a meeting is required to be given to a Shareholder under this Declaration of Trust or the Bylaws, a written waiver thereof, executed before or after the meeting by such Shareholder or his attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice. When a meeting of Shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the Trustees fix a new record date for the adjourned meeting or this Declaration of Trust or the Bylaws require notice of the business to be transacted and such notice has not previously been given.

         Section 3. Quorum and Required Vote. Except when a larger quorum is
         ---------  ------------------------
required by law, the Bylaws or this Declaration of Trust, 40% of the Shares entitled to vote shall constitute a quorum at a Shareholders' meeting. When any one or more Series is to vote as a single class separate from any other Shares which are to vote on the same matters as a separate class or classes, 40% of the Shares of each such class entitled to vote shall constitute a quorum at a Shareholder's meeting of that class. Any meeting of Shareholders may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned within a reasonable period of time after the date set for the original meeting without further notice. When a quorum is present at any meeting, a majority of the Shares voted shall decide any questions and a plurality shall elect a Trustee, except when a larger vote is required by any provision of this Declaration of Trust or the Bylaws or by law. If any question on which the Shareholders are entitled to vote would adversely affect the rights of any Series or class of Shares, the vote of a majority (or such larger vote as is required as aforesaid) of the Shares of such Series or class voting thereon which are entitled to vote, voting separately, shall also be required to decide such question.

         Section 4. Action by Written Consent. Any action taken by Shareholders
         ---------  -------------------------
may be taken without a meeting if (i) Shareholders holding a majority of the Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of this Declaration of Trust or by the Bylaws) and holding a majority (or such larger proportion as aforesaid) of the Shares of any Series or class entitled to vote separately on the matter consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

         Section 5. Record Dates. For the purpose of determining the
         ---------  ------------
Shareholders of any Series who are entitled to vote or act at any meeting or any adjournment thereof, the Trustees may from time to time fix a time, which shall be not more than 90 days before the date of any meeting of Shareholders, as the record date for determining the Shareholders of such Series having the right to notice of and to vote at such meeting and any adjournment thereof, and in such case only Shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Trust after the record date. For the purpose of determining the Shareholders of any Series who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a date, which shall be before the date for the payment of such dividend or such other payment, as the record date for determining the Shareholders of such Series having the right to receive such dividend or distribution. Without fixing a record date the Trustees may for voting and/or distribution purposes close the register or transfer books for one or more Series for all or any part of the period between a record date and a meeting of shareholders or the payment of a distribution. Nothing in this section shall be construed as precluding the Trustees from setting different record dates for different Series.

         Section 6. Additional Provisions. The Bylaws may include further
         ---------  ---------------------
provisions for Shareholders' votes and meetings and related matters.

                                   ARTICLE VI

                   Distributions, Redemptions and Repurchases

         Section 1. Distributions of Net Income. The Trustees shall each year,
         ---------  ---------------------------
or more frequently if they so determine in their sole discretion, distribute to the Shareholders of each Series, in shares of that Series, cash or otherwise, an amount approximately equal to the net income attributable to the assets belonging to such Series and may from time to time distribute to the Shareholders of each Series, in shares of that Series, cash or otherwise, such additional amounts, but only from the assets belonging to such Series, as they may authorize. All dividends and distributions on Shares of a particular Series shall be distributed pro rata to the holders of that Series in proportion to the number of Shares of that Series held by such holders and recorded on the books of the Trust at the date and time of record established for that payment of such dividend or distributions. The manner of determining net income, income, asset values, capital gains, expenses, liabilities and reserves of any Series may from time to time be altered as necessary or desirable in the judgment of the Trustees to conform such manner of determination to any other method prescribed or permitted by applicable law. Net income shall be determined by the Trustees or by such person or persons as they may authorize at the times and in the manner provided in the Bylaws. Determinations of net income of any Series and determinations of income, asset value, capital gains, expenses, and liabilities made by the Trustees, or by such person or persons as they may authorize, in good faith, shall be binding on all parties concerned. The foregoing sentence shall not be construed to protect any Trustee, officer or agent of the Trust against any liability to the Trust or its security holders to which he or she would otherwise be subject by reason of self-dealing, willful misconduct or recklessness.

         If, for any reason, the net income of any Series determined at any time is a negative amount, the pro rata share of such negative amount allocable to each Shareholder of such Series shall constitute a liability of such Shareholder to that Series which shall be paid out of such Shareholder's account at such times and in such manner as the Trustees may from time to time determine (x) out of the accrued dividend account of such Shareholder, (y) by reducing the number of Shares of that Series in the account of such Shareholder or (z) otherwise.

         Section 2. Redemptions and Repurchases. The Trust shall purchase such
         ---------  ---------------------------
Shares as are offered by any Shareholder for redemption, upon the presentation of a proper instrument of transfer together with a request directed to the Trust or to a person designated by the Trust that the Trust purchase such Shares, or in accordance with such other procedures for redemption as the Trustees may from time to time authorize; and the Trust will pay therefor the net asset value thereof, as determined in accordance with the Bylaws, next determined. Payment for said Shares shall be made by the Trust to the Shareholder within seven days after the date on which the request is made. The obligation set forth in this
Section 2 is subject to the provision that in the event that any time the New York Stock Exchange is closed, other than weekends or holidays, or if permitted by the rules of the Commission during periods when trading on the Exchange is restricted or during any emergency which makes it impracticable for the Trust to dispose of the investments of the applicable Series or to determine fairly the value of the net assets belonging to such Series or during any other period permitted by order of the Commission for the protection of investors, such obligations may be suspended or postponed by the Trustees. If there is such a suspension, any Shareholder may withdraw any demand for redemption and any tender of Shares which has been received by the Trust during any such period and any tender of Shares the applicable net asset value of which would but for such suspension be calculated as of a time during such period. Upon such withdrawal, the Trust shall return to the Shareholder the certificates therefor, if any. Shareholders who do not so withdraw any such demand shall receive payment based on the net asset value next determined after the termination of such suspension. The Trust may also purchase or repurchase Shares at a price not exceeding the net asset value of such Shares in effect when the purchase or repurchase or any contract to purchase or repurchase is made.

         Section 3. Payment in Kind. Subject to any generally applicable
         ---------  ---------------
limitation imposed by the Trustees, any payment on redemption, purchase or repurchase by the Trust of Shares may, if authorized by the Trustees, be made wholly or partly in kind, instead of in cash. Such payment in kind shall be made by distributing securities or other property, constituting, in the opinion of the Trustees, a fair representation of the various types of securities and other property then held by the Series of Shares being redeemed, purchased or repurchased (but not necessarily involving a portion of each of that Series' holdings) and taken at their value used in determining the net asset value of the Shares in respect of which payment is made.

         Section 4. Additional Provisions Relating to Redemptions and
         ---------  -------------------------------------------------
Repurchases. The completion of redemption, purchase or repurchase of Shares
-----------
shall constitute a full discharge of the Trust and the Trustees with respect to such Shares and the Trustees may require that any certificate or certificates issued by the Trust to evidence the ownership of such Shares shall be surrendered to the Trustees for cancellation or notation.

         Section 5. Assets Available for Dividends, Distributions, Redemptions
         ---------  ----------------------------------------------------------
and Repurchases. No dividend or distribution (including, without limitation, any
---------------
distribution paid upon termination of the Trust or of any Series) with respect to, nor any redemption or repurchase of, the Shares of any Series shall be effected by the Trust other than from the assets of such Series.

         Section 6. Redemptions at the Option of the Trust. The Trustees shall
         ---------  --------------------------------------
have the power at any time to redeem Shares, of any class of any Series, of a Shareholder at a redemption price determined in accordance with the provisions of Section 2 of this Article if at such time the aggregate net asset value of the Shares of that class of that Series in such Shareholder's account is less than the minimum investment amount established by the Trustees for that class of that Series. A Shareholder shall be notified prior to any such redemption and shall be allowed 60 days to make additional investments in Shares of that class of that Series before such redemption is effected.

                                   ARTICLE VII

              Compensation and Limitation of Liability of Trustees

         Section 1. Compensation. The Trustees as such shall be entitled to
         ---------  ------------
reasonable compensation from the Trust; they may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust.

         Section 2. Limitation of Liability. The Trustees shall not be
         ---------  -----------------------
responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, Manager or principal underwriter of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee. As provided by 15 Pa.C.S. ss. 9506(a) (relating to liability of trustees and beneficiaries) Trustees, as such, shall not be personally liable for any obligation of the Trust or for any act or omission as a Trustee of the Trust, but a Trustee, as such, shall have the fiduciary liability to the Trust and to the Shareholders that a director of a business corporation has to the corporation and its shareholders under 15 Pa.C.S. Subchapter 17B (relating to fiduciary duty).

         Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever issued, executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been issued, executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.

                                  ARTICLE VIII

                                  Miscellaneous

         Section 1. Trustees, Shareholders, etc. Not Personally Liable; Notice.
         ---------  ----------------------------------------------------------
As provided by 15 Pa.C.S. ss. 9506(a) (relating to liability of trustees and beneficiaries), all persons extending credit to, contracting with or having any claim against the Trust or any Series shall look only to the assets of the Trust, or, to the extent that the liability of the Trust may have been expressly limited by contract to the assets of a particular Series, only to the assets belonging to the relevant Series, for payment under such credit, contract or claim and neither the Shareholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor.

         Every note, bond, contract, instrument, certificate or undertaking made or issued on behalf of the Trust by the Trustees, by any officers or officer or otherwise shall give notice that this Declaration of Trust is on file with the Department of State of the Commonwealth of Pennsylvania and shall recite that the same was executed or made by or on behalf of the Trust or by them as Trustees or Trustee or as officers or officer or otherwise and not individually, and that the obligations of such instrument or instruments are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust or upon the assets belonging to the relevant Series for the benefit of which the Trustees have caused the note, bond, contract, instrument, certificate or undertaking to be made or issued, and may contain such further recital as he, she or they may deem appropriate, but the omission of any such recital shall not operate to bind any Trustees or Trustee or officers or officer or Shareholders or Shareholder or any other person individually.

         Section 2. Trustee's Good Faith Action, Expert Advice, No Bond or
         ---------  ------------------------------------------------------
Surety. The exercise by the Trustees of their powers and discretions hereunder
------
shall be binding upon everyone interested. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

         Section 3. Liability of Third Persons Dealing with Trustees. No person
         ---------  ------------------------------------------------
dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

         Section 4. Duration and Termination of Trust. Unless terminated as
         ---------  ---------------------------------
provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by vote of at least 66-2/3% of the Shares of each Series entitled to vote and voting separately by Series or by the Trustees by written notice to the shareholders. Any Series may be terminated at any time by vote of at least 66-2/3% of the Shares of that Series or by the Trustees by written notice to the shareholders of that Series.

         Upon termination of the Trust (or any Series, as the case may be), after paying or otherwise providing for all charges, taxes, expenses and liabilities belonging, severally, to each Series (or the applicable Series, as the case may be), whether due or accrued or anticipated, as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets belonging, severally, to each Series (or the applicable Series, as the case may be), to distributable form in cash or shares or other securities, or any combination thereof, and distribute the proceeds belonging to each Series (or the applicable Series, as the case may be), to the Shareholders of that Series, as a Series, ratably according to the number of Shares of that Series held by the several Shareholders on the date of termination.

         Section 5. Filing of Copies, References, Headings. The original or a
         ---------  ------------
copy of this instrument and of each amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each amendment hereto shall be filed by the Trust with the Department of State of the Commonwealth of Pennsylvania and with any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendments. In this instrument and in any such amendment, references to this instrument, and all expressions like "herein" and "hereunder," shall be deemed to refer to this instrument as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. This instrument may be executed in any number of counterparts, each of which shall be deemed an original.

         Section 6. Merger, Consolidation, Division and Sale of Assets. The
         ---------  --------------------------------------------------
Trust may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of the assets of the Trust (or all or substantially all of the assets allocated or belonging to a particular Series of the Trust) including its good will, upon such terms and conditions and for such consideration when and as authorized, at any meeting of Shareholders called for such purpose, by the vote or written consent of the holders of two-thirds of the outstanding Shares of all Series of the Trust voting as a single class, or of the affected Series of the Trust, as the case may be; provided, however, that if such merger, consolidation, sale, lease or exchange is recommended by the Trustees, the vote or written consent by Majority Shareholder Vote shall be sufficient authorization; and any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the statutes of the Commonwealth of Pennsylvania. The Trust may also participate in a division of the Trust, similar to a division of a Pennsylvania business corporation, pursuant to a Plan of Division under 15 Pa.C.S. Subchapter 19D (relating to division of corporation). Nothing contained herein shall be construed as requiring approval of Shareholders for any sale of assets in the ordinary course of the business of the Trust. Holders of Shares of any Series or class shall have no appraisal rights with respect to their Shares.

         Section 7. Incorporation, Reorganization. With the approval of the
         ---------  -----------------------------
holders of a majority of the Shares outstanding and entitled to vote, the Trustees may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction, or any other trust, unit investment trust, partnership, association or other organization to take over the assets of the Trust or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer such assets to any such corporation, trust, partnership, association or organization in exchange for the shares or securities thereof or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association or organization in which the Trust holds or is about to acquire shares or any other interest. Subject to
Section 6 of this Article VIII, the Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law. Nothing contained in this Section shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring a portion of the assets of the Trust to such organization or entities.

         With the approval of a Majority Shareholder Vote of any Series, the Trustees may sell, lease or exchange all of the assets allocated or belonging to that Series, or cause to be organized or assist in organizing a corporation or corporations under the laws of any other jurisdiction, or any other trust, unit investment trust, partnership, association or other organization, to take over all of the assets allocated or belonging to that Series and to sell, convey or transfer such assets to any such corporation, trust, unit investment trust, partnership, association, or other organization in exchange for the shares or securities thereof or otherwise.

         Section 8. Applicable Law. This Declaration of Trust is made in the
         ---------  --------------
Commonwealth of Pennsylvania, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth. The Trust shall be of the type commonly called a Pennsylvania Business Trust, subject to Chapter 95 (relating to business trusts) of the Pennsylvania Associations Code and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

         Section 9. Amendments. This Declaration of Trust may be amended at any
         ---------  ----------
time by an instrument in writing signed by a majority of the then Trustees when authorized to do so by vote or written consent of Shareholders, except that an amendment which shall affect the holders of one or more Series or classes of Shares but not the holders of all outstanding Series or classes shall be authorized by vote or written consent of the Shareholders of each Series or class affected and no vote of Shareholders of a Series or class not affected shall be required. Amendments having the purpose of changing the name of the Trust or of supplying any omission, curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained herein shall not require authorization by Shareholder vote.

                  IN WITNESS WHEREOF, the undersigned Trustees have hereby set their hands as of this 26th day of July, 2001.

                                      -----------------------
                                      Thomas P. Gerrity

                                      -----------------------
                                      Joseph J. Kearns

                                      -----------------------
                                      Vincent R. McLean

                                      -----------------------
                                      C. Oscar Morong, Jr.


                                      -----------------------
                                      Michael Nugent